Exhibit 10.5

Annual Cash Incentive Plan
Participant Summary

Purpose

The Annual Cash Incentive Program, which is a part of the Capri Holdings Limited Third Amended and Restated Omnibus Incentive Plan, (as the same may be amended and /or amended and restated from time to time, the “Program”) is intended to attract, retain and motivate employees of the wholly-owned operating subsidiaries of Capri Holdings Limited (collectively, the “Company”) by providing competitive cash performance awards for achieving the Company’s business objectives and individual performance.

Incentive Percentage

•The “Incentive Percentage” is a percentage of the participant’s annual base salary as of the last day of the fiscal year.
•Each participant will have a Target Incentive Percentage based on the participant's compensation grade assignment, as further discussed below. There are two Incentive Percentage levels: Target Incentive Percentage and Maximum Incentive Percentage.
•The participant's compensation grade assignment is used to determine Target Incentive Percentage applicable to the participant. The Incentive Percentage can range from 0% (for performance at or below the threshold performance criteria) to a Maximum Incentive Percentage applicable to the participant. Participants will receive information regarding their Incentive Percentage levels when they commence employment, at the beginning of each fiscal year, thereafter in the Target Agreement Form, and/or at the time they receive a compensation grade change.
Calculation of the Annual Cash Incentive

As of the first day of the Company’s fiscal year, qualifying employees automatically participate in the Program for the Company’s upcoming fiscal year (the “FY”). An employee who becomes a participant in the Program on or after the first day of the fiscal year and prior to January 1st will be entitled to receive a prorated annual cash incentive based on annual base salary as of the last day of the FY, and the amount of time that participant was actually employed during the FY. However, employees hired on or after January 1st, or who become eligible (through compensation grade change or otherwise) on or after January 1st, will not be a participant in the Program or otherwise be eligible for an annual cash incentive payment under the Program until the following fiscal year.

If a participant receives a change to their Incentive Percentage levels prior to July 1st, the participant’s annual cash incentive payment for the FY will be calculated based on the new Incentive Percentage levels. If a participant receives a change to their Incentive Percentage levels during the fiscal year on or after July 1st, the annual cash incentive payment will be apportioned accordingly based on the former and new Incentive Percentage levels based on the number of days during the fiscal year that participant was at the applicable Incentive Percentage levels.

Similarly, if a participant changes brands or divisions during the fiscal year, the annual cash incentive payment will be apportioned accordingly based on the former and new brand or division.

We will calculate the annual cash incentive payment amounts (if any) from 0% to maximum using straight line interpolation.

Annual Cash Incentive Goal Setting

Performance criteria (including at Threshold, Target and Maximum, if applicable) will be established by the Board (or appropriate committee thereof) with respect to each fiscal year in its sole discretion, except that any brand and divisional goals and objectives will be established by the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) and any individual and/or Environmental, Social and Governance (ESG) goals will be determined by the participant’s manager. In order to be eligible for ESG-based incentive, you must have set a ESG goal as part of your FY goal setting.

If the Company’s overall corporate performance for the fiscal year results in an unbudgeted operating loss, no annual cash incentives will be paid to participant pursuant to the Program, irrespective of the degree to which any brand, division, individual and/or ESG performance goals are attained.

The Board (or appropriate committee thereof), in the case of any performance goal relating to the Company overall, and the CEO and CFO, in the case of any brand and/or divisional performance goals may, in their sole discretion, provide that one or more adjustments shall be made to one or more of the performance goals. Such adjustments may include, without limitation, one or more of the following: (a) items related to a change in accounting principle; (b) items relating to financing activities; (c) expenses for restructuring or reorganization initiatives; (d) other non-operating items; (e) items related to acquisitions; (f) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (g) items related to the disposal of a business or segment of a business; (h) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (i) items attributable to any share dividend, share split, combination or exchange of shares occurring during the Performance Period; (j) any other items of significant income or expense which are determined to be appropriate adjustments; (k) items relating to unusual or extraordinary corporate transactions, events or developments; (l) items related to amortization of acquired intangible assets; (m) items that are outside the scope of the Company’s core, on-going business activities; (n) items related to acquired in-process research and development; (o) items relating to changes in tax laws; (p) items relating to major licensing or partnership arrangements; (q) items relating to asset impairment charges; (r) items relating to gains or losses for litigation, arbitration and contractual settlements; (s) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (t) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions; (u) or such other adjustments as the Board (or appropriate Committee thereof) or the CEO and CFO, as applicable, determines appropriate, in their sole discretion, taking into account such factors that such persons deems relevant.

All decisions of the Board (or appropriate committee thereof) and the CEO and CFO with respect to permitted adjustments to the performance goals shall be final, conclusive and binding on all participants.

Annual Cash Incentive Pay Out

Timing

Annual Cash incentive payments will be paid (less applicable taxes and withholdings) as soon as administratively feasible after completion of the audited financial statements for the fiscal year. The Company will use its best efforts to make a determination with regard to satisfaction of the performance goals by the July 1st after the end of each fiscal year.

Administration

The Program shall be administered by the Board (or appropriate committee thereof), which, except as otherwise set forth under “Annual Cash Incentive Goal Setting”) shall have the exclusive and final authority in all determinations and decisions affecting participants, including authority to resolve any ambiguities or omissions in its sole discretion. All decisions shall be final, conclusive and binding on all participants.

Requirements

Annual Cash incentives will not be earned by, and therefore not be paid by the Company, to any participant who is not an active employee of the Company (whether as a result of termination by the Company or the employee) and performing substantial services to the Company on the date annual cash incentive payments are actually paid, as permitted by applicable law. Any annual cash incentive payment under the Program will be considered unearned and not be paid in the event a participant is terminated by the Company, or resigns and ceases to provide services to the Company (e.g., because participant is on garden leave) prior to the date annual cash incentives are actually paid, in each case as permitted by applicable law. However, a participant who is employed through the last Friday of the fiscal year, but whose employment is terminated due to the Company’s elimination of their position, as determined by the Company in its sole discretion, shall be entitled to the annual cash incentive payment for the fiscal year in accordance with the Program on the date such cash incentives are actually paid. The annual cash incentive will be payable in accordance with all provisions of the Program.
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Notwithstanding anything herein to the contrary, (1) the Program is discretionary; (2) the participant shall not be deemed contractually or legally entitled to any annual cash incentive payment hereunder and (3) the terms of the Program shall be subject to the approval of the Board (or appropriate committee thereof), and the shareholders of Capri Holdings Limited, if applicable. Application of this Program shall be subject to all applicable local laws, rules and regulations.

Capri Holdings Limited reserves the right to amend, terminate or discontinue the Program at any time and for any reasons in its sole discretion.